Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New England Realty Associates Limited Partnership (the “Partnership”) on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold Brown, the Treasurer and a Director of the Partnership’s General Partner, NewReal, Inc., certify, pursuant to 18.U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial  condition and result of operations of the Partnership.

/s/ HAROLD BROWN

Harold Brown
Principal Financial
Officer
(Treasurer and Director of
the Partnership’s General
Partner,
NewReal, Inc.)

May 17, 2004